UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

THE BALDWIN INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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S E P T E M B E R  2 0 2 6

Sequence: Built to Refound

We started Sequence with a clear conviction: the holding company of the next century will be a technology company that owns and operates businesses. So we brought frontier engineers and seasoned M&A professionals together from day one, building Sequence the way we believe the companies we partner with must be built: with engineering at the core.

Our ambition is to build the next generation of leaders in the service economy. We partner with a select group of companies led by exceptional operators to rebuild how their businesses work, not simply give them better technology. Engineering gives us the ability to design that change. Ownership gives us the mandate and the long-term alignment to carry it through.

We call this refounding.[1]

The opportunity

A new generation of AI models brought this ambition within reach. Over the past three years, models have moved beyond answering questions to carrying out increasingly complex work: reading a file, drawing from several systems, applying a policy, producing a decision, and passing it on. That progress has strengthened our conviction that we can fundamentally reshape how service businesses operate, and the advances we expect in the years ahead expand the scope of what we believe we can achieve.

We are building for that potential, not simply for what the technology can do today. By rebuilding how work gets done around these capabilities, we aim to create more capacity for people to do what makes these businesses valuable: deepen client relationships, develop new ideas, manage talent, guide strategy, and exercise judgment.

Service businesses in the US generate roughly $4 trillion in annual revenue. While the goal is to solve problems and deliver solutions to clients, employees often get overwhelmed with process and administration. An experienced underwriter makes the underwriting decision in ten minutes and spends the rest of the day documenting it. An advisor who knows which carrier will take a risk spends the morning chasing certificates. We believe the opportunity is to help employees spend less time chasing documents and moving information between systems, and more time doing what they love: solving problems, exercising judgment, and building relationships. For customers, that can mean faster and more accurate answers, more personal attention, and access to deeper expertise and services that were previously too costly or difficult to obtain.

What refounding requires

Realizing that potential requires more than adopting new tools. As in the Industrial Revolution, enterprises will need to reimagine how work gets done. Most established businesses are organized to improve how they operate today, not to rebuild themselves around a new technological foundation. Carrying out that transformation while continuing to serve customers takes frontier engineering, deep operating expertise, and patient ownership working together. That is the combination Sequence was built to provide.

1 refounding /riːˈfaʊndɪŋ/ verb    rebuilding an established enterprise around what is now possible with technology: its operations, its workflows, and the potential of its people.

We have built an organization that is centered on engineering with talent from Palantir, Scale AI, Apple and others. Our technology platform, Atlas, is a horizontal model that can be applied to the majority of services businesses. This is the heart of our refounding motion: our engineers work alongside operators to understand existing processes and workflows, and reimagine a new way of working around Atlas.

While still early, our work with BankSouth is already showing signs of what the principles behind refounding can mean for customers, employees, and the business. BankSouth, a leading community bank in Georgia, has a deep culture of innovation & customer service, so our efforts have been focused on automating redundant tasks, reimagining processes across traditional reporting lines, and amplifying the ability for bankers to serve and advise customers. Among other areas, working alongside the bank’s team, we have streamlined the loan origination process from nine stages to three while reducing the number of days from application to closing across all loans by ~52%. During this time, loan volume doubled year-over-year, with the same team now able to support the increased volume given higher middle and back-office efficiency.

The bank has focused on enabling employees to spend more of their time applying their expertise and judgment to higher-value work. These early results give us confidence that we can build businesses that serve more customers, deliver better experiences, and create more rewarding work for the people who make that possible.

Who we partner with

We combine our engineering core with a selective investment lens to identify the right companies to partner with. Given the speed of change, we want to operate with a sense of urgency in refounding companies. As a result, we are focused on scaled companies in large markets that want to be a disruptive force in their respective industries. We seek companies with strong competitive attributes: long-standing relationships, deep customer trust, hard-earned regulatory standing, and proprietary data. It’s also important to us to have a leadership team that shares our conviction around technology and rebuilding as we are partnering in the transformation together.

Today, we’re thrilled to share that we, along with the Dell Family Office and the Baldwin family and management team, have agreed to take The Baldwin Group private. Baldwin is an exceptional business and has rapidly become one of the largest insurance brokerages in the United States. It’s led by a world-class team with the ambition to shape the future of insurance. That team has already begun its AI transformation in earnest, investing in talent and technology to build a more diversified, vertically integrated insurance firm. We are honored to partner with them and look forward to bringing our engineering capabilities and patient capital to amplify the work already underway and help realize their vision.

Built To Refound

We are in the midst of the intelligence revolution and we believe this will ignite change across many industries. Owning and operating companies will require technology and engineering to be the driving force. Similarly, service companies will need to amplify their best asset - the talent and judgment of their people. Sequence is a new type of holding company that brings frontier engineering, operating expertise and patient capital to help scaled companies reimagine themselves for the future. We exist to forge the next generation of leaders in the service economy.

Michael J. Lee and Alexander C. Rubin

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this communication and other written and oral statements made from time to time by us and our representatives are forward-looking statements and not statements of historical or current fact. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements relating to: our goals, plans, and strategic initiatives; long-term growth prospects; maximizing value for our stockholders; and other events, conditions or developments that will or may occur in the future; and timing of any of the foregoing. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this communication.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement and Plan of Merger, by and among the Company, The Baldwin Insurance Group Holdings, LLC, Square Acquisition Parent, Inc. (“Buyer”), Square Acquisition Merger Sub I, Inc. and Square Acquisition Merger Sub II, LLC (the “Transaction”). All such forward-looking statements are based upon current plans, estimates, expectations, opportunities and ambitions that are subject to risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; significant costs, or expenses incurred in connection with the Transaction; Buyer’s ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; certain restrictions contained in the Agreement and Plan of Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk of various events that could disrupt operations, including pandemics, epidemics or other public health crises or severe weather (such as droughts, floods, avalanches and earthquakes), cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026 (the “Form 10-K”), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the SEC. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters. In addition, certain participants in the Transaction will file a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company and the other participants in the Transaction may also file other relevant documents with the SEC regarding the Transaction.  This communication is not a substitute for the proxy statement on Schedule 14A (if and when available), the Schedule 13E-3 (if and when available) or any other document that the Company or the other participants in the Transaction may file with the SEC with respect to the Transaction.

BEFORE MAKING ANY INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN) WHEN IT BECOMES AVAILABLE, THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://ir.baldwin.com/financials/sec-filings or by contacting the Company via email by sending a message to IR@baldwin.com.

Participants in the Solicitation

The Company, Buyer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant material related to the Transaction, which will be filed with the SEC when they become available, and may be found in the Company’s definitive proxy statement in connection with its 2026 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2026 (the “2026 Proxy Statement”), and in the Form 10-K. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Form 10-K, and in the sections entitled “Corporate Governance,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the 2026 Proxy Statement. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.